UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
   ______________________________________________________

UNIVERSAL GOLD MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada	1041	20-4856983
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
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c/o Mr. Craig Niven
18 Pall Mall, 2nd Floor
London, United Kingdom SW1Y 5LU
702-800-7323
 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Watson, Farley & Williams (New York) LLP
1133 Avenue of the Americas
New York, New York 10036
(212) 922-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Antonios C. Backos, Esq.
Watson, Farley & Williams (New York) LLP
1133 Avenue of the Americas
New York, New York 10036
(212) 922-2200 (Phone)
(212) 922-1512 (Fax)

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Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

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The registration fee was previously calculated and paid in connection with the initial filing of this registration statement on Form S-1 filed on November 9, 2010.
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No exhibits are filed with the Post-Effective Amendment No. 2.

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This Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

On December 21, 2010, the Securities and Exchange Commission, or the Commission, declared effective a Registration Statement on Form S-1 (File No. 333-170493), which is referred to as the Registration Statement, of Universal Gold Mining Corp. relating to the resale from time to time of up to 42,870,750 shares of common stock, par value $0.001 per share, or the Registered Shares, of Universal Gold Mining Corp. by the selling stockholders named in the Registration Statement pursuant to the plan of distribution set forth therein.  Universal Gold Mining Corp. has supplemented the prospectus included in the Registration Statement with the information set forth in Supplement No. 1 dated February 17, 2011, Supplement No. 2 dated March 31, 2011 and Supplement No. 3 dated June 3, 2011, each filed with the Commission, and amended the Registration Statement by Post-Effective Amendment No. 1 thereto, which was filed with the Commission on September 15, 2011.

The Registration Statement was filed in connection with certain obligations of Universal Gold Mining Corp. to the selling stockholders to register the resale of the Registered Shares. Universal Gold Mining Corp. has no further obligation to maintain the effectiveness of the Registration Statement.  Accordingly, this Post-Effective Amendment No. 2 to the Registration Statement is being filed solely to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 2, all of the Registered Shares that remain unsold under the Registration Statement as of the date hereof.  The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on January 12, 2012.

Universal Gold Mining Corp.

By:	/s/ Craig Niven
Name:	Craig Niven
Title:	Interim Chief Executive Officer, Interim Chief Financial Officer and Assistant Secretary

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Craig Niven	Chief Executive Officer, Chief Financial and Accounting Officer and Director	January 12, 2012
Craig Niven

/s/ Bruce Stewart	Director	January 12, 2012
Bruce Stewart